UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2025
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Amprius Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Ave Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 425-8803
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, Amprius Technologies, Inc. (the "Company") announced that Mr. Tom Stepien, had been appointed President of the Company. Mr. Stepien's appointment is effective as of, and he is expected to begin serving as the Company’s President on, May 1, 2025. Dr. Kang Sun, the current President and Chief Executive Officer of the Company, will continue in his role as the Company's Chief Executive Officer. On April 22, 2025, the board of directors of the Company (the "Board") also elected Mr. Stepien to serve as a Class I director, effective May 1, 2025. The term for Class I directors will expire at the Company’s 2026 annual meeting of stockholders. Mr. Stepien will not serve on any of the Board's committees.

Mr. Stepien, 64, previously served as Chief Executive Officer of South 8 Technologies from August 2023 to March 2025, where he led the commercialization of a novel liquefied gas electrolyte for lithium-ion batteries. Prior to that, from December 2020 to July 2023, he was an Operating Partner of KCK Group, a family investment office with holdings across various industries. He also co-founded Primus Power, a long-duration stationary battery storage company, in April 2009. From October 1995 to March 2009, he held several leadership roles at Applied Materials, including Vice President and General Manager of the Mainstream Technology Solutions division, Chief Marketing Officer of Applied Global Services and Vice President, Operations of the Transistor Systems division. Mr. Stepien currently serves on the boards of directors of Primus Power and Euro Manganese (TSX-V and ASX: EMN), a supplier of battery materials to the electric vehicle industry. Mr. Stepien holds a B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology and is a co-inventor on 11 U.S. and international battery patents. The Board believes that Mr. Stepien is well qualified to serve on the Company's board of directors due to his strong business leadership, technical expertise, and extensive experience in the battery and energy storage industries.

The Company entered into an employment offer letter with Mr. Stepien (the "Offer Letter") which sets forth the terms of his employment and compensation. The Offer Letter provides that Mr. Stepien's employment is at-will and may be terminated by either Mr. Stepien or the Company at any time and for any reason. Pursuant to the Offer Letter, Mr. Stepien will receive an annual base salary of $475,000 and will be eligible to earn an annual cash bonus, with a target amount equal to 70% of his base salary, based on the achievement of performance goals established by the Board or the compensation committee of the Board (the "Compensation Committee") in its sole discretion.

In connection with his appointment as President, the Compensation Committee approved a grant to Mr. Stepien of an award of 400,000 restricted stock units covering shares of the Company's common stock pursuant to the Company's 2022 Equity Incentive Plan, with a grant date of May 1, 2025. The award will vest as to 25% of the total number of restricted stock units granted on the first Quarterly Vesting Date (as defined in the Offer Letter) on or immediately following the one-year anniversary of his start date, and the remainder will vest quarterly over three years thereafter, subject to Mr. Stepien's continuous employment with the Company on each applicable vesting date. In addition, Mr. Stepien will be eligible to receive any additional grants of equity awards as determined in the sole discretion of the Board or the Compensation Committee.

Pursuant to the Offer Letter, if Mr. Stepien's employment is terminated by the Company other than for cause (as defined in the Offer Letter), death or disability or by Mr. Stepien for good reason (as defined in the Offer Letter), in either case, Mr. Stepien will be eligible to receive severance benefits in the form of base salary continuation for a period of six months following the date of termination subject to his execution of an effective a release of claims.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal period ending March 31, 2025.

Except for the Offer Letter, the selection of Mr. Stepien was not pursuant to any arrangement or understanding between him and any other person. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Stepien or any member of his immediate family had or will have any material interest that are required to be reported under Item 404(a) of Regulation S-K.

Mr. Stepien will also enter into the Company’s form of indemnification agreement, which, among other things, will require the Company to indemnify Mr. Stepien for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer and one of a member of the Board or as a director of any other company or enterprise to which he provides services at the Company’s request.

The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 9, 2022 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: April 23, 2025	By:	/s/ Sandra Wallach
Name: Sandra Wallach
Title: Chief Financial Officer